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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) October 15, 2004
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                               HMI INDUSTRIES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                2-30905                36-1202810
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(State or Other Jurisdiction of   (Commission     (I.R.S. Employer Incorporation
Organization)                     File Number)    or Identification No)


                              6000 Lombardo Center
                                    Suite 500
                             Seven Hills, Ohio 44131
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              (Address of Principal Executive Offices and Zip Code)

                                 (216) 986-8008
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective on October 15, 2004, an amendment of our $3,000 credit facility agreement was executed with our lender. The bank has agreed to extend the maturity date of the loan, which previously expired on October 15, 2004, until December 31, 2004. In addition the bank provided a waiver for violations associated with our net worth and financial reporting requirements.

The amended agreement carries an interest rate of prime plus one percent and covenants similar to the previously amended loan agreement, with the exception of the tangible net worth covenant which was eliminated through the maturity date of the loan.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the exhibits files as part of this report.

10.01 Material Contracts~
       U.S. Bank N.A. Waiver Letter and Amendment to Revolving Credit Note, dated as of October 15, 2004, attached.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           HMI Industries Inc.
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                           (Registrant)


Date:  October 21, 2004    By:  /s/  Julie A. McGraw
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                           Vice-President, Chief Financial Officer and Treasurer